SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2013

FREEBUTTON, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54009	20-5982715
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

545 Second Street., #6 Encinitas, CA 92024	92024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 487-7772

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(e) Adoption of New Omnibus Compensation Plan by Board of Directors

On February 25, 2013, the Board of Directors of FreeButton, Inc. (the “Registrant”) adopted a new equity incentive award plan, named the FreeButton, Inc. 2013 Equity Incentive Award Plan (the “2013 Plan”), which has been approved by a majority, or approximately 65% of the Registrant’s outstanding shareholders on February 25, 2013.

The new plan is an “omnibus plan” under which stock options, stock appreciation rights, performance share awards, restricted stock and restricted stock units can be awarded. The 2013 Plan’s initial share reservation will be 3,500,000 shares. The term of the plan is for 10 years from the date of its adoption.

The foregoing summary of the terms and conditions of the 2013 Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2013 Plan attached as an exhibit hereto.

Item 9.01     Financial Statements and Exhibits

Exibit No.	Description
99.1	FreeButton, Inc. 2013 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FreeButton, Inc. By: /s/ James Edward Lynch, Jr. Name: James Edward Lynch, Jr. Title: Chief Executive Officer Dated: February 26, 2013